Exhibit 99.1

PCTEL Achieves $17.2 Million in First Quarter Revenue

Consistent With Revised Guidance

Bloomingdale, IL April 26, 2012 — PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced results for the first quarter ended March 31, 2012.

First Quarter Highlights

•

$17.2 million in revenue for the quarter, a decrease of (6) percent from the same period last year. The company experienced lower sales of its scanning receiver products as a result of delays in carrier spending, as previously discussed in its press release on March 23, 2012 filed under form 8-K.

Gross profit margin of 42 percent in the quarter, compared to 45% in the same period last year. The decline in gross profit margin reflects the decrease in revenue mix of the Company’s scanning receiver products, with their higher margins relative to antenna products.

•	GAAP operating margin of negative (10) percent for the quarter, compared to negative (4) percent for the same period last year.

•

GAAP net loss available to common shareholders of $(880,000) for the quarter, or $(0.05) per diluted share, compared to a net loss of $(682,000), or $(0.04) per diluted share for the same period last year.

•

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating loss of negative (1) percent in the quarter, as compared to 4 percent operating profit in the same period last year.

Non-GAAP net income of $105,000 or $0.01 per diluted share in the quarter, as compared to $830,000 or $0.05 per diluted share in the same period last year.

•

$67.9 million of cash, short-term investments, and long-term investments at March 31, 2012, a decrease of approximately $(900,000) from the preceding quarter. The Company is historically a net user of cash in the first quarter of each year as that period includes the payment of annual accruals from the previous year as well as the withholding tax on the annual vesting of employee restricted stock for the current year.

“Delays in carrier spending have been well-documented and oft-cited by telecom vendors over the past few months. Fortunately, our antenna business focuses on private wireless networks and was only indirectly impacted by this decline. Spending delays, however, did impact the sale of LTE and other technology scanning receivers,” said Marty Singer, PCTEL’s Chairman and CEO. “We are looking forward to a rebound in the second and third quarters and a return to historically high levels of spending on test equipment as the carriers deploy new technology and expand increasingly congested networks,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing
(877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 6768529. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 6768529.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and network solutions for the global wireless market. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and CLARIFY® system measure, monitor and optimize cellular networks. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, In-Tunnel, Subway, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Secure focuses on Android mobile platform security. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s future financial performance and expectations regarding growth and expansion are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$17,840	$19,418
Short-term investment securities	46,567	42,210
Accounts receivable, net of allowance for doubtful accounts of $120 and $132 at March 31, 2012 and December 31, 2011, respectively	12,788	14,342
Inventories, net	13,246	13,911
Deferred tax assets, net	896	896
Prepaid expenses and other assets	1,359	2,277

Total current assets	92,696	93,054

Property and equipment, net	13,696	13,590
Long-term investment securities	3,497	7,177
Goodwill	161	161
Intangible assets, net	8,587	9,332
Deferred tax assets, net	8,831	8,831
Other noncurrent assets	1,568	1,319

TOTAL ASSETS	$129,036	$133,464

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,963	$5,651
Accrued liabilities	3,906	7,092

Total current liabilities	9,869	12,743

Long-term liabilities	2,374	2,144

Total liabilities	12,243	14,887

Redeemable equity	1,731	1,731

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,487,060 and 18,218,537 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	18	18
Additional paid-in capital	136,949	137,117
Accumulated deficit	(22,368)	(20,941)
Accumulated other comprehensive income	124	121

Total stockholders’ equity of PCTEL, Inc.	114,723	116,315
Noncontrolling interest	339	531

Total equity	115,062	116,846

TOTAL LIABILITIES AND EQUITY	$129,036	$133,464

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	(unaudited)
	Three Months Ended March 31,
	2012	2011
REVENUES	$17,161	$18,233
COST OF REVENUES	9,983	10,012

GROSS PROFIT	7,178	8,221

OPERATING EXPENSES:
Research and development	2,807	2,983
Sales and marketing	2,516	2,608
General and administrative	2,752	2,718
Amortization of intangible assets	745	672

Total operating expenses	8,820	8,981

OPERATING LOSS	(1,642)	(760)
Other income, net	75	111

LOSS BEFORE INCOME TAXES	(1,567)	(649)
Benefit for income taxes	(456)	(304)

NET LOSS	(1,111)	(345)
Less: Net loss attributable to noncontrolling interests	(353)	(226)

NET LOSS ATTRIBUTABLE TO PCTEL, INC.	(758)	(119)
Less: adjustments to redemption value of noncontrolling interests	(122)	(563)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	($880)	($682)

Basic Earnings per Share:
Net loss available to common shareholders	($0.05)	($0.04)
Diluted Earnings per Share:
Net loss available to common shareholders	($0.05)	($0.04)

Weighted average shares - Basic	17,264	17,199
Weighted average shares - Diluted	17,264	17,199

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months Ended March 31,
	2012	2011
Operating Loss	($1,642)	($760)

(a) Add:
Amortization of intangible assets	745	672
Share based payment - PCTEL Secure:
-Engineering	80	61
Stock Compensation:
-Cost of Goods Sold	104	69
-Engineering	140	156
-Sales & Marketing	129	182
-General & Administrative	324	414

	1,522	1,554

Non-GAAP Operating Income (Loss)	($120)	$794

% of revenue	-0.7%	4.4%

Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months Ended March 31,
	2012	2011
Net Loss attributable to PCTEL, Inc.	($758)	($119)

Adjustments:
(a) Non-GAAP adjustment to operating income (loss)	1,522	1,554
(b) Noncontrolling interest related to Non-GAAP adjustments to operating income (loss)	(139)	(88)
(b) Investment income related to share based payment for PCTEL Secure	(41)	(31)
(b) Income Taxes	(479)	(486)

	863	949

Non-GAAP Net Income	$105	$830

Basic Earnings per Share:
Non-GAAP Net Income	$0.01	$0.05

Diluted Earnings per Share:
Non-GAAP Net Income	$0.01	$0.05

Weighted average shares - Basic	17,264	17,199
Weighted average shares - Diluted	17,685	17,673

This schedule reconciles the company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, and restructuring charges.
(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and investment income related to noncontrolling interest.